Exhibit 10.27

                                 LOAN AGREEMENT

                              EXPLANATORY STATEMENT

      Hitschler, Kimelman Holdings, LLC ("Lender") has agreed to lend to Ultralife Batteries, Inc. ("Borrower") the sum of five hundred thousand dollars ($500,000.00) (the "Loan Amount"). In consideration of Lender's agreement to lend to Borrower the Loan Amount, Borrower has agreed (i) pursuant to the terms and conditions set forth in the promissory note attached as Exhibit A (the "Promissory Note") to pay Lender the sum of five hundred thousand dollars ($500,000.00), together with interest at the rate of seven and one-half percent (7.5%) per annum accruing from the date hereof on the principal balance from time to time unpaid, with the total principal and interest due being due and payable on June 4, 2003, and (ii) to grant to Lender a warrant to purchase for twenty-five thousand (25,000) shares of common stock of Borrower, all on the terms and conditions as set forth on the stock warrant agreement attached as Exhibit B (the "Warrant"); and (iii) to provide Lender with the opportunity, at Lender's option, to convert the principal amount due under the Promissory Note into one hundred twenty-five thousand (125,000) shares of common stock of Borrower, all on the terms and conditions as set forth in the Promissory Note.

      NOW, THEREFORE, the parties agree as follows:

      1. LOAN BY LENDER. Lender agrees to transfer to Borrower, by wire transfer, the Loan Amount on or before close of business on March 4, 2003 (the "Closing Date").

      2. DELIVERY OF PROMISSORY NOTE AND WARRANT. On or before close of business on the Closing Date, Borrower will execute and deliver to Lender the Promissory Note and the Warrant. Borrower covenants, represents, and warrants that both the Promissory Note and the Warrant are obligations of the Borrower and all necessary authority and approval to issue, execute, and deliver the Promissory Note and the Warrant have been made, obtained, or issued.

      3. CONDITIONS OF LENDING. It is a condition precedent that the obligation of Lender to lend to Borrower the Loan Amount is subject to the following express conditions precedent that all legal matters incident to this Agreement shall be satisfactory to counsel for the Lender, and the Borrower shall have reimbursed the Lender for the fees and expenses of Lender's counsel in connection with the preparation of this Agreement and all matters incident thereto.

      4. SUBORDINATION OF PROMISSORY NOTE. Lender and Borrower agree that the payment of the principal and interest under this Promissory Note is expressly subordinated to the payment of all Senior Indebtedness to the extent and subject to the conditions set forth in this Section 4. As used herein, the term "Senior Indebtedness" means all indebtedness, obligations, and liabilities of any kind, including, without limitation, the principal of, the interest on (including interest accruing in any Insolvency Proceeding (as defined below) notwithstanding


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

any law to the contrary), and the premium, if any, fees, costs, and expenses on or relating to all indebtedness of Borrower for money incurred or borrowed by Borrower from any financial institution, including banks, commercial finance companies, savings institutions, or insurance companies, including Congress Financial Corporation (New England) and its affiliates (collectively "Congress") and all renewals, extensions, and refundings of any such indebtedness, whether such indebtedness shall have been incurred prior to, on, or subsequent to the date hereof, unless by the terms of the instrument creating or evidencing any such indebtedness it is provided that such indebtedness is not to be considered Senior Indebtedness for the purposes of the Promissory Note.

         4.1. No interest or principal shall be paid on the Promissory Note without the consent of the holders of all Senior Indebtedness if (a) for the thirty (30) consecutive days prior to and, as projected, for the thirty (30) consecutive days after the date fixed in the Promissory Note for interest or principal payment, the average Excess Availability (as such term is defined in the Congress Loan Agreement, as defined below) shall be less than $250,000.00 and such Excess Availability on the date of such payment, after giving effect thereto, is less than $250,000.00, or (b) at the date fixed in the Promissory Note for interest or principal payment, Borrower shall be in default of payment of principal or interest upon such Senior Indebtedness or is in default under that certain Loan and Security Agreement dated June 15, 2000, as amended from time to time, by and among, amongst others, Congress and Borrower (the "Congress Loan Agreement"). At least ten (10), but not more than twenty (20), days prior to making any payment on the Promissory Note, Borrower shall provide to Congress a projection on a daily basis of average Excess Availability during the thirty
(30) day period following the payment date. The projections shall be in form and substance satisfactory to Congress.

         4.2. In the event of any default under the Congress Loan Agreement or any dissolution, winding up, liquidation, or reorganization of Borrower, whether in bankruptcy, insolvency, or receivership proceedings, or upon an assignment for the benefit of creditors, or in any other marshalling of the assets and liabilities of Borrower (all of which are referred to collectively as a "Insolvency Proceeding"), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of such Senior Indebtedness before the holder of the Promissory Note shall be entitled to receive any payment upon the principal of, or the interest on, the indebtedness evidenced by the Promissory Note. In any Insolvency Proceeding, no payment shall be made to the holder of the Promissory Note until the holders of the Senior Indebtedness have been indefeasibly paid in full in cash.

         4.3. In the event that, notwithstanding the provisions of Section 4.2., the holder of the Promissory Note receives any payment or distribution of any kind in an Insolvency Proceeding before the Senior Indebtedness has been paid in full, the holder of the Promissory Note shall pay over to Congress and, once all Senior Indebtedness held by Congress has been paid in full in cash, to the holders of the Senior Indebtedness, or their representatives, the payments or distributions so made. All payments shall be first made to Congress and thereafter made to the holders of the Senior Indebtedness ratably in proportion to the amount of Senior Indebtedness that they hold.

         4.4. Subject to the complete satisfaction and indefeasible payment in full in cash of the Senior Indebtedness, the holder of the Promissory Note, to the extent permitted by law and to the extent of the payments or distributions


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

made to such holders pursuant to the provisions of Sections 4.2. and 4.3. of this Loan Agreement, shall be subrogated to the rights of the various holders of the Senior Indebtedness to receive payments or distributions of assets of Borrower until the Promissory Note has been completely satisfied. None of the provisions of this Section 4 and no payments or distributions made to holders of the Senior Indebtedness pursuant to the terms of this Section 4, shall, as between Borrower, its creditors, other than the holders of the Senior Indebtedness, and the holder of the Promissory Note, be deemed to be a payment by Borrower to or on account of the Promissory Note, the provisions of this
Section 4 being, and being intended, solely for the purpose of defining the relative rights of the holder of the Promissory Note, on one hand, and the holders of the Senior Indebtedness, on the other hand; and nothing contained in this Section 4 or elsewhere in this Loan Agreement is intended to or shall impair, as between Borrower, the holder of the Promissory Note, and the other creditors of Borrower, other than the holders of the Senior Indebtedness, the obligation of Borrower, which unconditional and absolute, to pay to the holder of the Promissory Note as and when the same shall become due and payable in accordance with its terms and the terms of this Loan Agreement, or to affect the relative rights of the holder of the Promissory Note and other creditors of Borrower, other than the holders of the Senior Indebtedness, or to prevent the holder of the Promissory Note from exercising all of the remedies otherwise permitted by applicable law upon default as provided for in the Promissory Note and in this Loan Agreement, subject to the rights, if any, under this Section 4 of the the holders of the Senior Indebtedness in respect of cash, property, or securities of Borrower received upon the exercise of any such remedy.

         4.5. In the event that the Promissory Note shall be declared due and payable before its stated maturity date because of the occurrence of an Event of Default (as defined in the Promissory Note), Borrower will give prompt notice in writing of such happening to the holders of the Senior Indebtedness, and any and all Senior Indebtedness shall forthwith become immediately due and payable regardless of the expressed maturity dates thereof.

      5.  REPRESENTATIONS AND WARRANTIES.  To induce the Lender to make the Loan
hereunder,   the  Borrower  hereby  makes  the  following   representations  and
warranties to the Lender:

         5.1. The Borrower (a) is a corporation duly organized, existing, and in good standing under the laws of the State of Delaware, and (b) has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary.

         5.2. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Promissory Note and the Warrant and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary corporate action of the Borrower. No consent or approval of the shareholders of the Borrower or of any governmental


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

authority is required as a condition to the validity of this Agreement, the Promissory Note, or the Warrant.

         5.3. This Agreement constitutes, and the Promissory Note and the Warrant constitute or will constitute when issued and delivered for value received, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms.

         5.4. Except as disclosed in Borrower's Exchange Act filings, there are no proceedings pending or, so far as any person signing below as or on behalf of the Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Borrower.

         5.5. There are no provisions of the Borrower's charter and by-laws and no provisions of any existing mortgage, deed of trust, indenture, contract, lease, or agreement binding on the Borrower or affecting its property which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Promissory Note, or the Warrant; provided, however, there may be provisions in the Congress Loan Agreement which may conflict with or prevent the execution, delivery, or carrying out of the terms of this Agreement, the Promissory Note, or the Warrant, but Congress has waived any and all such provisions with respect to this Agreement, the Promissory Note, and the Warrant.

         5.6. The Borrower's financial statements, copies of which have been furnished to the Lender, were prepared in accordance with generally accepted accounting principles consistently applied and are complete and correct and fairly and accurately present the financial condition of the Borrower as of their date and the results of its operations for the period then ended, subject only to ordinary and customary year end audit adjustments. There has been no material adverse change in the financial condition of the Borrower or the results of its operations since the date of such financial statements.

         5.7. All information contained in any financial statement, application, schedule, report, certificate, opinion, or any other document given by the Borrower or by any other person in connection with the Loan or with the Promissory Note or the Warrant is in all respects true and accurate, and the Borrower or such other person has not omitted to state any material fact or any fact necessary to make such information not misleading.

         5.8. The Borrower has never done business under any name other than the name of the Borrower set forth in this Agreement except as follows: Ultralife
(UK).

         5.9. Neither the consummation of the Loan nor the use, directly or indirectly, of all or any portion of the proceeds of the Loan hereunder will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by any state having


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

jurisdiction over Borrower or the United States of America or by any authorized official, board, department, instrumentality, or agency thereof.

      6. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (the "Events of Default") shall constitute an event of default hereunder:

         6.1. If the Borrower shall fail to make any payment on the Promissory Note, whether of principal or interest, within ten (10) days after such payment is due and payable.

         6.2. If the Borrower shall fail to duly perform, comply with, or observe any of the other terms, conditions, or covenants contained in this Agreement, the Promissory Note, or the Warrant.

         6.3. If any representation and warranty or any statement or representation made in any report, opinion, schedule, officer's certificate, or other certificate or any other information given by the Borrower or furnished in connection with the Loan shall prove to be false or incorrect in any material respect on the date as of which made.

         6.4. If an event of default (as described or defined therein) shall occur or exist under the provisions of the Promissory Note or the Warrant.

         6.5. If any obligation of the Borrower (other than the Loan Amount) for the payment of borrowed money becomes or is declared to be due and payable prior to the expressed maturity thereof and the time of payment is not extended by the lender.

         6.6. If any judgment against the Borrower or any attachment or other levy against the property of the Borrower with respect to a claim remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

         6.7. If the Borrower becomes insolvent or generally does not pay its debts as they become due, or if a petition for relief in a bankruptcy court is filed by the Borrower, or if the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, custodian, or receiver for the Borrower or any of its assets and property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, or acquiescence, a trustee, custodian, or receiver is appointed for the Borrower or for a substantial part of the assets and property of the Borrower and is not discharged within (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against the Borrower, and if instituted against the Borrower is consented to or acquiesced in by the Borrower or remains undismissed for sixty (60) days; or the Borrower takes any action to authorize any of the actions described in this subsection.

      7. REMEDIES. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Lender to demand payment at any time of any amount due under the Promissory Note that is payable on demand regardless of whether or not such an Event of Default has occurred. If any one or more Events of Default shall occur, then in


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

each and every such case, the Lender at its option may at any time thereafter exercise and/or enforce any or all of the following rights and remedies:

         7.1. Declare without notice to the Borrower the amounts due under the Promissory Note to be immediately due and payable, whereupon the same shall become due and payable, together with accrued and unpaid interest thereon, without presentment, demand, protest, or notice, all of which the Borrower hereby waives.

         7.2. Exercise any rights and remedies available to the Lender under this Agreement, the Promissory Note, the Warrant and under applicable laws.

         7.3. The Borrower shall reimburse and pay to the Lender upon demand all costs and expenses (the "Liquidation Costs"), including, without limitation, reasonable attorneys' fees and expenses, advanced, incurred by, or on behalf of the Lender in collecting and enforcing the Promissory Note, this Agreement, and/or the Warrant. All Liquidation Costs shall bear interest payable by the Borrower to the Lender upon demand from the date advanced or incurred until paid in full at ten percent (10%) per annum.

         7.4. Each right, power, and remedy of the Lender as provided for in this Agreement or in the Promissory Note or Warrant, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the Promissory Note or Warrant or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

         7.5. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the Promissory Note or Warrant, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, the Promissory Note, or the Warrant, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under the Promissory Note, or the Warrant or to declare an Event of Default for failure to effect such prompt payment of any such other amount.

      8. MISCELLANEOUS.

         8.1. ASSURANCES. Each of the parties to this Agreement shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as is appropriate to effectuate the provisions of this Agreement.

         8.2. SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement, and money damages will be inadequate to fully remedy the injury. Accordingly, in the event


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

of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

         8.3. COMPLETE AGREEMENT. This Agreement and the various instruments and agreements attached as exhibits constitute the complete and exclusive statement of the agreement among the parties. They supersede all prior written and oral statements, including any prior representation, statement, condition or warranty. This Agreement and the various instruments and agreements attached as exhibits, including, without limitation, the Promissory Note, may not be amended without the written consent of all of the parties and the written consent of Congress.

         8.4. APPLICABLE LAW. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

         8.5. SECTION TITLES. The headings herein are inserted as a matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

         8.6. BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

         8.7. JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Delaware or any Delaware State Court having jurisdiction over the subject matter of the dispute or matter. All of the parties hereto hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

         8.8. JURY TRIAL. Neither party shall elect a trial by jury in any action, suit, proceeding, or counterclaim arising out of or in any way connected with this Agreement.

         8.9. TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require.

         8.10. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         8.11. COUNTERPARTS; FACSIMILE AND ELECTRONIC SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Facsimile and electronic signatures shall be deemed to be original signatures.

         8.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and this Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation of this agreement more strongly against the party causing this Agreement to be drafted.

         8.13. ATTORNEYS' FEES. In the event that any party is required to institute legal action to remedy any breach or threatened breach of this Agreement, the prevailing party shall be entitled, in addition to all other remedies, to an award of reasonable attorneys' fees and expenses of litigation incurred in such action, including any fees and expenses incurred in enforcing a judgment. As used in this Section, the term "prevailing party" means the party in the legal action which has achieved the greatest material benefit with respect to the various matters at issue taken as a whole.

         8.14. EXPLANATORY STATEMENT. The Explanatory Statement set forth at the beginning of this Agreement is incorporated into this Agreement as a substantive provision.

      IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement, under seal, the day and year first above written.

ATTEST/WITNESS:

                                             Ultralife Batteries, Inc.

/s/ John Kavazanjian                         By /s/ Robert W. Fishback    (SEAL)
--------------------                         -----------------------------------
                                             Robert W. Fishback,
                                             Vice President of Finance
                                             and Chief Financial Officer

                                             Hitschler, Kimelman Holdings, LLC

______________________________               By /s/ W. Anthony Hitschler  (SEAL)
                                             -----------------------------------
                                             W. Anthony Hitschler, Member


                                                                     Page 8 of 8